Exhibit 99.1

ChannelAdvisor Announces Fourth Quarter and Full Year 2015 Financial Results
Fourth quarter total revenue of $29.4 million increases 24 percent year-over-year

Research Triangle Park, NC - February 4, 2016 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and branded manufacturers to increase global sales, today announced its financial results for the fourth quarter and full year ended December 31, 2015.

“We had a very strong finish to the year, as our fourth quarter revenue and adjusted EBITDA were above the high end of our guidance ranges,” said David Spitz, CEO of ChannelAdvisor. “Improvements in pricing, our focus on attracting and retaining larger retailers and branded manufacturers, and our emphasis on customer success helped produce a significant increase in gross merchandise value through our platform in the quarter, as well as continued growth in average revenue per customer. Revenue overperformance came largely from a meaningful increase in variable subscription revenue and enabled us to exceed the $100 million mark in annual revenue for the first time in our company's history. While we continue to invest in long-term growth opportunities, our profitability in the quarter was substantially above our expectations and allowed us to achieve positive adjusted EBITDA for the full year. Our growing and global scale continued to solidify our global leadership position, and we enter 2016 with increased optimism and confidence in our ability to deliver continued growth in the years ahead.”

Fourth Quarter 2015 Financial Results

•	Total revenue of $29.4 million for the fourth quarter of 2015 increased 24 percent compared with total revenue of $23.8 million in the fourth quarter of 2014.

•
GAAP net loss was $(0.7) million compared with net loss of $(6.5) million in the fourth quarter of 2014. GAAP net loss per share was $(0.03), based on 25.2 million weighted average shares outstanding, compared with net loss per share of $(0.26), based on 24.9 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net income, which excludes non-cash stock-based compensation expense in both 2015 and 2014, costs associated with our headquarters relocation in 2015, one-time severance and related costs in 2015 and acquisition-related costs during 2014, was $3.0 million for the fourth quarter of 2015 compared with non-GAAP net loss of $(3.4) million for the fourth quarter of 2014. Non-GAAP net income per diluted share was $0.11 for the fourth quarter of 2015 compared with non-GAAP net loss per diluted share of $(0.14) for the fourth quarter of 2014.

•
Adjusted EBITDA, a non-GAAP measure, was $5.4 million for the fourth quarter of 2015 compared with $(1.5) million for the fourth quarter of 2014. Adjusted EBITDA excludes depreciation, amortization, income tax expense, interest expense, stock-based compensation expense and the headquarters relocation, severance and acquisition-related costs described above.

•	Cash at quarter end totaled $60.5 million, compared with $59.0 million at the end of the third quarter of 2015.

Full Year 2015 Financial Results

•	Total revenue of $100.6 million for the year increased 18 percent compared with total revenue of $84.9 million in 2014.

•
GAAP net loss was $(21.0) million compared with a net loss of $(34.5) million in 2014. GAAP net loss per share was $(0.84), based on 25.1 million weighted average shares outstanding, compared with a net loss per share of $(1.40), based on 24.6 million weighted average shares outstanding in 2014.

•
Non-GAAP net loss was $(7.3) million compared with a non-GAAP net loss of $(26.0) million in 2014. Non-GAAP net loss per diluted share was $(0.29) for 2015 compared with a non-GAAP net loss per diluted share of $(1.06) for 2014.

•	Adjusted EBITDA was $1.4 million in 2015 compared with $(19.5) million in 2014.

Recent Business Highlights

•
Fixed subscription fees were 69 percent of total revenue and variable subscription fees were 31 percent of total revenue for the fourth quarter of 2015. This compares to 71 percent and 29 percent, respectively, for the fourth quarter of 2014.

•	Fixed subscription fees were 76 percent of total revenue and variable subscription fees were 24 percent of total revenue for 2015. This compares to 74 percent and 26 percent, respectively, for 2014.

Exhibit 99.1

•	Subscription dollar retention rate, the primary metric that we use to measure customer retention, exceeded 100 percent for the quarter, consistent with recent performance.

•	Processed more than a quarter billion dollars in gross merchandise value over the Cyber Five period, a ChannelAdvisor record.

•	Processed $6.8 billion in total gross merchandise value in 2015, an increase of 19 percent from 2014.

•	Total customer count was 2,898 at the end of the fourth quarter, an increase of 2 percent from 2,841 customers at the end of the fourth quarter of 2014.

•
Average revenue per customer, calculated on a trailing twelve-month basis, increased 10 percent to $34,513 at the end of the fourth quarter, compared with $31,400 at the end of the fourth quarter of 2014.

•	Added new top-tier customers including Birchbox, Diageo, Indochino Apparel, Inc., Johnson & Johnson, LuckyVitamin, Maclaren Services, Milestone AV Technologies and PFSweb.

•	Added support for Amazon's Sponsored Products advertising solution.

•	Opened registration for Catalyst Americas 2016 and AutoCommerce 2016.

•	Named Richard Cornetta as Vice President of Finance and Chief Accounting Officer.

•	Named Mark Vandegrift as Vice President, Product Management.

Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the first quarter and full year of 2016:

First Quarter 2016

•	Total revenue between $24.6 million and $25.0 million.

•	Adjusted EBITDA between $(2.5) million and $(1.5) million.

•	Stock-based compensation expense between $3.4 million and $3.8 million.

•	25.3 million weighted average shares outstanding.

Full Year 2016

•	Total revenue between $111.0 million and $113.0 million.

•	Adjusted EBITDA between $0.0 million and $3.0 million.

•	Stock-based compensation expense between $12.5 million and $14.5 million.

•	25.5 million weighted average shares outstanding.
Conference Call Information

What:	ChannelAdvisor Fourth Quarter and Full Year 2015 Financial Results Conference Call
When:	Thursday, February 4, 2016
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 27380984, Domestic
(704) 288-0612, Passcode 27380984, International
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Operating Metrics
Number of customers includes all customers who subscribe to at least one of our solutions, but excludes customers who subscribe only to one of our legacy product offerings for lower-volume eBay sellers.
Average revenue per customer is revenue divided by the average monthly number of customers during the period.
Subscription dollar retention rate is calculated for a particular period by establishing the cohort of customers that had active contracts as of the end of the prior period. We then calculate our subscription dollar retention rate by taking the amount of fixed subscription revenue we recognized for the cohort in the period for which we are reporting the rate and dividing it by the fixed subscription revenue we recognized for the same cohort in the prior period. For this purpose, we do not include any variable subscription fees paid by our customers or any implementation fees.

Exhibit 99.1

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs. With respect to our expectations under "Financial Outlook" above, reconciliation of non-GAAP Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and branded manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, Google, eBay, Facebook and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result

Exhibit 99.1

of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Media Contact:
Sarah O'Dea
ChannelAdvisor Corporation
sarah.odea@channeladvisor.com
919-228-4784
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

The following financial information is preliminary and subject to change pending the company's filing of its Form 10-K.

ChannelAdvisor Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2015	2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$60,474	$68,366
Accounts receivable, net of allowance of $785 and $673 as of December 31, 2015 and 2014, respectively	18,949	14,619
Prepaid expenses and other current assets	9,356	4,940
Total current assets	88,779	87,925
Property and equipment, net	16,696	12,603
Goodwill	21,632	21,518
Intangible assets, net	3,246	4,083
Restricted cash	67	633
Other assets	536	285
Total assets	$130,956	$127,047
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,435	$564
Accrued expenses	9,908	7,292
Deferred revenue	19,835	16,840
Other current liabilities	4,188	2,563
Total current liabilities	36,366	27,259
Long-term capital leases, net of current portion	2,031	2,014
Lease incentive obligation	5,084	119
Other long-term liabilities	3,551	4,007
Total liabilities	47,032	33,399
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2015 and 2014, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,230,958 and 24,915,510 shares issued and outstanding as of December 31, 2015 and 2014, respectively	25	25
Additional paid-in capital	240,360	228,370
Accumulated other comprehensive loss	(893)	(130)
Accumulated deficit	(155,568)	(134,617)
Total stockholders’ equity	83,924	93,648
Total liabilities and stockholders’ equity	$130,956	$127,047

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)
Revenue	$29,434	$23,827	$100,585	$84,901
Cost of revenue (excluding depreciation) (1)	5,277	5,027	20,848	20,713
Depreciation - cost of revenue	1,450	1,024	4,986	3,507
Gross profit	22,707	17,776	74,751	60,681
Operating expenses (1):
Sales and marketing	11,151	13,427	51,941	54,902
Research and development	4,105	3,907	16,060	16,215
General and administrative	7,269	5,955	24,136	20,815
Depreciation and amortization	980	847	3,807	2,757
Total operating expenses	23,505	24,136	95,944	94,689
Loss from operations	(798)	(6,360)	(21,193)	(34,008)
Other income (expense):
Interest expense, net	(42)	(52)	(184)	(209)
Other income (expense), net	101	(170)	241	(256)
Total other income (expense)	59	(222)	57	(465)
Loss before income taxes	(739)	(6,582)	(21,136)	(34,473)
Income tax (benefit) expense	(59)	(46)	(185)	41
Net loss	$(680)	$(6,536)	$(20,951)	$(34,514)
Net loss per share:
Basic and diluted	$(0.03)	$(0.26)	$(0.84)	$(1.40)
Weighted average common shares outstanding:
Basic and diluted	25,188,595	24,891,086	25,062,610	24,619,714

(1) Includes stock-based compensation as follows:
Cost of revenue (excluding depreciation)	$215	$160	$992	$533
Sales and marketing	583	1,078	4,349	2,911
Research and development	394	280	1,689	864
General and administrative	1,372	1,162	4,807	3,673
	$2,564	$2,680	$11,837	$7,981

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2015	2014
	(unaudited)
Cash flows from operating activities
Net loss	$(20,951)	$(34,514)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	8,793	6,264
Bad debt expense	1,236	1,315
Non-cash stock-based compensation expense	11,837	7,981
Other items, net	(329)	142
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	(5,833)	(1,407)
Prepaid expenses and other assets	(3,487)	(1,106)
Restricted cash	566	52
Accounts payable and accrued expenses	3,608	(2,709)
Deferred revenue	3,101	2,447
Net cash and cash equivalents used in operating activities	(1,459)	(21,535)

Cash flows from investing activities
Purchases of property and equipment	(4,062)	(5,971)
Payment of internal-use software development costs	(190)	(846)
Acquisition, net of cash acquired	—	(8,034)
Net cash and cash equivalents used in investing activities	(4,252)	(14,851)

Cash flows from financing activities
Repayment of capital leases	(1,745)	(1,699)
Proceeds from exercise of stock options	892	2,060
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(739)	—
Net cash and cash equivalents (used in) provided by financing activities	(1,592)	361

Effect of currency exchange rate changes on cash and cash equivalents	(589)	(15)
Net decrease in cash and cash equivalents	(7,892)	(36,040)

Cash and cash equivalents, beginning of year	68,366	104,406
Cash and cash equivalents, end of year	$60,474	$68,366

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share
(unaudited; in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net loss (GAAP)	$(680)	$(6,536)	$(20,951)	$(34,514)
Plus: stock-based compensation	2,564	2,680	11,837	7,981
Plus: headquarters relocation and related costs	1,109	—	1,109	—
Plus: one-time severance and related costs	—	—	656	—
Plus: acquisition-related costs	—	487	—	487
Net income (loss) (Non-GAAP)	$2,993	$(3,369)	$(7,349)	$(26,046)

Weighted average common shares outstanding:
Basic	25,188,595	24,891,086	25,062,610	24,619,714
Diluted	26,421,450	24,891,086	25,062,610	24,619,714
Net income (loss) per share:
Basic (non-GAAP)	$0.12	$(0.14)	$(0.29)	$(1.06)
Diluted (non-GAAP)	$0.11	$(0.14)	$(0.29)	$(1.06)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net loss	$(680)	$(6,536)	$(20,951)	$(34,514)
Adjustments:
Interest expense, net	42	52	184	209
Income tax (benefit) expense	(59)	(46)	(185)	41
Depreciation and amortization expense	2,430	1,871	8,793	6,264
Total adjustments	2,413	1,877	8,792	6,514
EBITDA	1,733	(4,659)	(12,159)	(28,000)
Stock-based compensation expense	2,564	2,680	11,837	7,981
Headquarters relocation and related costs	1,109	—	1,109	—
One-time severance and related costs	—	—	656	—
Acquisition-related costs	—	487	—	487
Adjusted EBITDA	$5,406	$(1,492)	$1,443	$(19,532)

Depreciation and Amortization by Financial Statement Line Item (1)
(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Sales and marketing	$351	$271	$1,264	$927
Research and development	148	106	506	370
General and administrative	481	470	2,037	1,460
Total depreciation and amortization expense attributable to operating expenses	$980	$847	$3,807	$2,757

(1) Amounts are excluded from each operating expense line item and presented separately in Depreciation and amortization on the Consolidated Statements of Operations